                                                             Exhibit (h)(27)(b)

                              Amendment No. 3 to
                       Administrative Services Agreement
                       Franklin Templeton Services, LLC
                   The United States Life Insurance Company
                            in the City of New York

   THIS AMENDMENT is made by and between Franklin Templeton Services, LLC (the "Fund Administrator") and The United States Life Insurance Company in the City of New York (the "Company").

   WHEREAS, The Company and the Fund Administrator have entered into an Administrative Services Agreement, dated as of November 1, 2001, (the "Agreement"), concerning certain administrative services with respect to each series ("Fund" or "Funds") of Franklin Templeton Variable Insurance Products Trust (the "Trust") listed on the Schedule B of the Agreement;

   WHEREAS, the Company and the Fund Administrator wish to amend the Agreement for the purpose of adding certain new variable life or variable annuity insurance contracts covered by the Agreement.

   NOW, THEREFORE, in consideration of past and prospective business relations, the Fund Administrator and the Company hereby amend the Agreement as follows:

1. Schedule B of the Agreement is hereby deleted in its entirety and replaced with the Schedule B attached hereto.

2. All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

This Amendment is executed as of September 22, 2008.

FRANKLIN TEMPLETON SERVICES, LLC        THE UNITED STATES LIFE INSURANCE
                                        COMPANY IN THE CITY OF NEW YORK

By:                                     By:
        ------------------------------           -----------------------------
Name:   Thomas Regner                   Name:    Gary W. Parker
Title:  Vice President                  Title:   Executive Vice President

[Corporate Seal]                        Attest:
                                                 -----------------------------
                                        Name:    Lauren W. Jones
                                        Title:   Assistant Secretary

                                  Schedule B

                        Administrative Expense Payment

   The Fund Administrator agrees to pay the Company a fee, computed daily and paid quarterly in arrears, equal to an annual rate as set forth below, applied to the average daily net assets of the shares of the Funds held in the subaccounts of the Accounts. The payment will be computed and paid in the manner described more completely in the Agreement.

                                                                                                Beginning of
                                                                                                 Period for
                                Product Name/                                             Fee   Computation
    #           Company       Securities Act No.           Funds of the Trust             Rate     of Fee
    -      -----------------  ------------------ ---------------------------------------- ----  ------------
   1.      The United States  Platinum Investor  Class 2 shares:                          ____%   11/01/01
           Life Insurance     VUL                Franklin U.S. Government Fund
           Company in the     333-79471          Mutual Shares Securities Fund
           City of New York                      Templeton Foreign Securities Fund

   2.      The United States  Platinum Investor  Class 2 shares:                          ____%   11/01/01
           Life Insurance     Survivor VUL       Franklin U.S. Government Fund
           Company in the     333-57062          Mutual Shares Securities Fund
           City of New York                      Templeton Foreign Securities Fund

   3.      The United States  Platinum Investor  Class 2 shares:                          ____%   09/05/03
           Life Insurance     Immediate VA       Franklin Small Cap Value Securities Fund
           Company in the     333-109499         Franklin U.S. Government Fund
           City of New York                      Mutual Shares Securities Fund
                                                 Templeton Foreign Securities Fund

   4.      The United States  Platinum Investor  Class 2 shares:                          ____%   09/05/03
           Life Insurance     PLUS               Franklin Small Cap Value Securities Fund
           Company in the     333-105246         Franklin U.S. Government Fund
           City of New York                      Mutual Shares Securities Fund
                                                 Templeton Foreign Securities Fund

   5.      The United States  Platinum Investor  Class 2 shares:                          ____%   07/01/04
           Life Insurance     Survivor II VUL    Franklin Small Cap Value Securities Fund
           Company in the     333-105762         Franklin U.S. Government Fund
           City of New York   01206N             Mutual Shares Securities Fund
                                                 Templeton Foreign Securities Fund

   6.      The United States  Platinum Investor  Class 2 shares:                          ____%   05/01/07
           Life Insurance     VIP VUL            Franklin Small Cap Value Securities Fund
           Company in the     333-137941         Franklin U.S. Government Fund
           City of New York                      Mutual Shares Securities Fund
                                                 Templeton Foreign Securities Fund

   7.      The United States  AIG Protection     Class 2 shares:                          ____%   09/15/08
           Life Insurance     Advantage VUL      Franklin Small Cap Value Securities Fund
           Company in the     333-149403         Mutual Shares Securities Fund
           City of New York

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

   8.      The United States  AIG Income         Class 2 shares:                          ____% 09/15/08
           Life Insurance     Advantage Select   Franklin Small Cap Value Securities Fund
           Company in the     333-151575         Mutual Shares Securities Fund
           City of New York

   9.      The United States  Survivor Advantage Class 2 shares:                          ____% 12/01/08
           Life Insurance     333-153067         Franklin Small Cap Value Securities Fund
           Company in the                        Mutual Shares Securities Fund
           City of New York

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